UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2022

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 18th Avenue South, Suite A Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this Current Report, other than purely historical information, including statements relating to the acquisition of the Champion Entities (as described in Item 1.01 below) by the Registrant and any statements relating to the Registrant’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include those relating to the ability to complete and the timing of completion of the transactions contemplated by the Champion Purchase Agreement (as described in Item 1.01 below) including the parties’ ability to satisfy the conditions to the consummation of the acquisition and the other conditions set forth in the Champion Purchase Agreement and the possibility of any termination of the Champion Purchase Agreement. The forward-looking statements contained in this filing are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to the timing of the acquisition; the Registrant’s ability to raise sufficient capital to consummate the acquisition; the number of shares of the Registrant’s common stock that will be issued in the acquisition; legal proceedings that may be instituted related to the Champion Purchase Agreement; any competing offers or acquisition proposals; the possibility that various conditions to the consummation of the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition; and the effects of disruption from the transactions of the Registrant’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts the Registrant’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the Registrant’s public filings with the SEC from time to time, including the Registrant’s most recent Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Reports on Form 10-Q. The Registrant’s stockholders and investors are cautioned not to unduly rely on these forward-looking statements. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, the Registrant expressly disclaims any intent or obligation to update or revise publicly these forward-looking information or statements.

Item 1.01 Entry into Material Agreement.

On June 29, 2022, American Rebel Holdings, Inc. (the “Company, “Registrant” or “American Rebel”) entered into a stock and membership interest purchase agreement with Champion Safe Co., Inc. (“Champion Safe”), Superior Safe, LLC (“Superior Safe”), Safe Guard Security Products, LLC (“Safety Guard”), Champion Safe De Mexico, S.A. de C.V. (“Champion safe Mexico” and, together with Champion Safe, Superior Safe, and Safety Guard, collectively, the “Champion Entities”) and Ray Crosby (“Seller”) (the “Champion Purchase Agreement”), pursuant to which the Registrant agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller.

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Under the terms of the Champion Purchase Agreement, the Company has agreed to pay the Seller (i) cash consideration in the amount of $9,500,000 and (ii) cash deposits in the amount of $250,000, which was paid on February 19, 2022, and $100,000, which was paid on June 30, 2022, minus (a) the aggregate amount of all indebtedness of the Champion Entities, plus or minus the amount of the Net Working Capital Adjustment, as such term is defined under the Champion Purchase Agreement.

In addition, under the terms of the Champion Purchase Agreement, the Company shall reimburse Seller for mutually agreed upon acquisitions and equipment purchases completed by Seller since June 30, 2021, in the amount of approximately $400,000.

The Champion Purchase Agreement contains customary representations and warranties by the Champion Entities and Seller. The Champion Purchase Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Champion Entities between signing and closing, restrictions on alternative transactions by the Champion Entities, commercially reasonable efforts to take actions that may be necessary in order to obtain approval of the transactions with certain governmental authorities, and other matters. The Champion Purchase Agreement generally prohibits Seller’s solicitation of proposals relating to alternative transactions and restricts Seller’s ability to furnish confidential information to, or participate in any discussions or negotiations with, any third-party with respect to any alternative transaction, subject to certain limited exceptions.

The obligations of the parties to consummate the acquisition of the Champion Entities are subject to the satisfaction or waiver of various conditions set forth in the Champion Purchase Agreement, including, but not limited to (i) the Registrant obtaining sufficient financing to consummate the acquisition, (ii) the accuracy of the representations and warranties of each party contained in the Champion Purchase Agreement (subject to certain materiality qualifications), (iii) each party’s compliance with or performance of the covenants and agreements in the Champion Purchase Agreement in all material respects, and (iv) entry by Champion into employment and non-competition agreements with certain employees of the Champion Entities, including the Seller. The closing date for the acquisition is set to be on or before August 31, 2022 (subject to an extension to September 30, 2022, as set forth in the Champion Purchase Agreement), subject to customary closing conditions.

The Champion Purchase Agreement contains termination rights for the Champion Entities and Seller, including if the transactions are not consummated within 60 days after the date of the Champion Purchase Agreement, which may be extended by the mutual consent of the parties.

About Champion Safe

Champion Safe was founded in 1999 and is based in Provo, Utah. We believe Champion Safe is a premier designer, manufacturer and marketer of home and gun safes in North America. Champion Safe has three safe lines, which we believe feature some of the most secure and highest quality gun safes.

Following the acquisition, the Company plans continue to operate Champion Safe in substantially the same manner as it currently operates pre-acquisition, as Champion Safe, Superior Safe and Safe Guard Security Products are valuable and very identifiable brands in the safe industry. The Company plans to expand our manufacturing throughput to fill our significant backlog of orders and aggressively open new dealer accounts with the support of proceeds from this offering. As a division of combined company, Champion Safe Company will shift its emphasis to growing revenue and increasing profitability for the combined company.

The combined company will benefit from Champion founder Ray Crosby’s vast experience and expertise. Ray Crosby is a foundational figure in the safe business with over 40 years of experience in the industry. Ray and his brother Jay founded Fort Knox Safe in 1982 and Liberty Safe, in 1988, which was recently sold to a middle market private investment firm for $147.5 million.

In 1999, Ray founded Champion Safe, later expanding to include Superior Safe and Safe Guard Security Products. Champion Safe operates a factory in Provo, Utah and a factory in Nogales, Mexico, just south of the U.S. border. We believe most midline and value priced safes are manufactured in China, but Ray had the foresight to build his own facility in Mexico and utilize only American-made steel and still be able to compete with the safes imported from China. Steep tariffs were imposed on safes imported from China by the Trump administration and continued under the Biden administration. The prices of components for the made-in-China safes have dramatically increased as well as the transportation costs to import the Chinese-made safes. Ray’s decision to build his own facility in Mexico as opposed to importing Chinese-made safes has proven to be very insightful and beneficial for Champion Safe.

Ray is eager to expand his manufacturing operation and seize upon the growth opportunities in the safe business. Working closing with the American Rebel team, Ray has already expanded his paint-line capacity and hinge assembly workstations. Ray has experience in many prior economic cycles and has found the safe business to be sound in good and bad economic times. Furthermore, the current emphasis on safe storage and the capital infusion from American Rebel positions the Champion operation to grow its footprint.

In addition to the access to capital for Champion to grow its business, the Company will benefit from Champion’s sizable dealer base, nationwide distribution network and seniority with buying groups and trade shows. American Rebel will also benefit from the increased Champion manufacturing throughput as capacity restrictions have limited American Rebel’s inventory and potential growth. Upon the closing of the acquisition, the collaboration between Champion’s and the Company’s management teams will focus on increased manufacturing efficiencies and volume expansion.

The foregoing brief description of the Champion Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the Champion Purchase Agreement itself, which is attached hereto as Exhibit 2.1.

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Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of the Champion Entities as of December 31, 2021, and 2020 and the audited consolidated statements of operations, and consolidated statements of cash flows for the years ended December 31, 2021, and 2020, and the related notes to the financial statements, are attached hereto as Exhibit 99.1.

The unaudited consolidated balance sheets of the Champion Entities as of March 31, 2022, and December 31, 2021, and the unaudited consolidated statements of operations, and consolidated statements of cash flows for the three months ended March 31, 2022, and 2021, and the related notes to the financial statements, are attached hereto as Exhibit 99.2.

(b)	Unaudited Pro Forma Condensed Combined Financial Information.

The unaudited pro forma condensed combined financial information (giving effect to the acquisition by the Registrant of the Champion Entities) as of and for the three months ended March 31, 2022, and the year ended December 31, 2021, and the related notes thereto, are attached hereto as Exhibit 99.3.

Explanatory Note

The unaudited pro forma condensed combined financial information attached to this Current Report on Form 8-K as Exhibit 99.3 has been presented for informational purposes only, as required by Form 8-K, are based on various adjustments and assumptions, and does not purport to represent the actual results of operations that the Registrant and Champion Entities would have achieved had the companies been combined at and during the period presented in the pro forma financial information, and is not intended to project the future results of operations that the combined company may achieve following the closing of the proposed transaction.

(d)	Exhibits.

Exhibit Number	Description

2.1	Champion Safe Co., Inc. Stock Membership Interest Purchase Agreement dated June 29, 2022 (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)
99.1	Champion Entities Audited Financial Statements as of and for the years ended December 31, 2021, and 2020
99.2	Champion Entities Unaudited Financial Statements as of and for the three months ended March 31, 2022, and 2021 and for the year ended December 31, 2021
99.3	Unaudited Pro Forma Consolidated Financial Information for the Registrant (giving effect to the acquisition of the Champion Entities) as of and for the three months ended March 31, 2022, and for the year ended December 31, 2021
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: July 6, 2022	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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